UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2014

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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2014, the board of directors of Marathon Petroleum Corporation (the “Company”) appointed John J. Quaid, who currently serves as vice president and controller, to also serve as the Company’s principal accounting officer effective October 1, 2014. In his capacity as the Company’s principal accounting officer, Mr. Quaid will replace Michael G. Braddock, the Company’s vice president and chief accounting officer, whose retirement date of October 1, 2014, was previously announced and reported by the Company.

Mr. Quaid, age 42, graduated from Lehigh University in 1994 with a bachelor's degree in accounting. After completing his degree, Mr. Quaid joined PricewaterhouseCoopers' audit and assurance practice, where he was promoted to manager in 1998. While at PricewaterhouseCoopers, he provided services to a number of major companies in the steel, oil and gas, networking technology and consumer products industries. At the end of 1999, Mr. Quaid joined FastForward Inc., an enterprise marketing software developer and service provider as corporate controller.

In February 2002, Mr. Quaid began his career with United States Steel Corporation ("U. S. Steel") as manager of Investor Relations. In 2004, he was named director of Facility Marketing and Business Planning, with responsibility for sales and operations planning activities. In 2005, he relocated to Serbia as director of Finance for the former U. S. Steel Serbia, with responsibility for accounting and analysis, tax, cash and banking and credit and collections.

Mr. Quaid returned to the U.S. in 2007 to serve as a lead project manager for U. S. Steel's enterprise resource planning project. He became assistant corporate controller in 2008 and was named controller, North American Flat-Rolled Operations in July 2010. Mr. Quaid was elected vice president and treasurer in August 2011, assuming executive responsibility for all of U. S. Steel's treasury functions, including cash and banking, credit and collections, corporate finance and corporate insurance. In January 2014, Mr. Quaid became vice president of Iron Ore, with responsibilities for all mining operations.

Mr. Quaid was appointed vice president and controller of Marathon Petroleum Corporation effective June 23, 2014. Mr. Quaid receives an annual base salary and is eligible to participate in the Company’s annual cash bonus program and long-term incentive compensation plan, as well as other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: August 5, 2014	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary